SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549



                                   FORM 8-K
                               CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



  Date of Report (Date of earliest event reported):  October 31, 2008



                      SCOTT'S LIQUID GOLD-INC.
       (Exact name of Registrant as specified in its charter)

        Colorado            001-13458            84-0920811
        (State or other     (Commission         (I.R.S. Employer
         jurisdiction of     File Number)        Identification No.)
         incorporation)

          4880 Havana Street, Denver, CO             80239

         (Address of principal executive offices) (Zip Code)

            Registrant's telephone number: (303) 373-4860

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]	Written communications pursuant to Rule 425 under the Securities
	Act (17 CFR 230.425)
[  ]	Soliciting material pursuant to Rule 14a-12 under the Exchange
	Act (17 CFR 240.14a-12)
[  ]	Pre-commencement communications pursuant to Rule 14d-2(b) under
	the Exchange Act (17 CFR 240.14d-2(b))
[  ]	Pre-commencement communications pursuant to Rule 13e-4(c) under
	the Exchange Act (17 CFR 240.13e-4(c))



Item 1.01.  Entry into a Material Definitive Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 31, 2008, Scott's Liquid Gold-Inc. entered into a Financing Agreement with Summit Financial Resources, L.P. (the "Financing Agreement") providing for a line of credit up to $1,200,000 secured primarily by accounts receivable, inventory, any lease in which the Company is a lessor, all investment property and guarantees by the Company's active subsidiaries. Under the Financing Agreement, the lender will make loans at the Company's request and in the lender's discretion (a) based on purchases of Accounts of the Company by the lender, with recourse against the Company and an advance rate of 70% (or such other percentage determined by lender in its discretion), and (b) based on Acceptable Inventory not to exceed certain amounts, including an aggregate maximum of $250,000. The Company obtained the line of credit to improve working capital.

The line of credit is for a term of one year, renewable for additional one- year terms unless the Company or the lender provides written notice of non-renewal at least 60 days prior to the end of the current Financing Period. The Company may also elect to terminate a Financing Period earlier and pay the lender a supplemental fee of the number of months remaining in the financing period multiplied by a monthly minimum fee which is $1,800 per month (based on the current maximum credit line).

The line of credit bears interest at a rate of 1% over the prime rate (as published in the Wall Street Journal) for the accounts receivable portion of the line of credit and 3% over the prime rate for the inventory portion of the line of credit. The prime rate adjusts with changes to the rate. In addition, there are collateral management fees of 0.28% for each 10-day period that an advance on an accounts receivable invoice remains outstanding and a 1.35% collateral management fee on the average monthly loan outstanding on the inventory portion of any advance.

The Financing Agreement provides that no Change in Control of the Company or any of its active subsidiaries shall occur except with the prior written consent of the lender. Events of Default include, but are not limited to, a failure to make a payment when due or to perform an obligation under the Financing Agreement, or a default occurring on any indebtedness of the Company or any guarantor.

The Financing Agreement and guarantees of the subsidiaries are attached as exhibits to this Report. The above description of the Financing Agreement and the guarantees is subject to, and is qualified in its entirety by reference to, such exhibits.

Item 9.01.  Financial Statements and Exhibits.

Exhibits.

The following exhibits accompany this Report.

Exhibit No.		Document

10.1			Financing Agreement and Addendum to Financing
			Agreement, both dated October 31, 2008, between Summit Financial Resources, L.P. and the Company

10.2			Guarantees, dated October 31, 2008, by SLG Plastics,
			Inc. Advertising Promotions Incorporated, Colorado Product Concepts, Inc., Neoteric Cosmetics, Inc., and SLG Chemicals, Inc.



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       SCOTT'S LIQUID GOLD-INC.
                                       (Registrant)

Date:  November 3, 2008                /s/ Jeffry B. Johnson
                                       -----------------------------
                                       By: Jeffry B. Johnson
                                       Chief Financial Officer and
                                        Treasurer